Investor Presentation Second Quarter 2025 Exhibit 99.1

2 Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: Second Quarter 2025 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margin, and earnings per share and the drivers thereof; Full-Year 2025 guidance framework, including organic revenue growth, Brink’s Global Services revenue growth; digital retail solutions (“DRS”) and ATM managed services (“AMS”) organic revenue growth, adjusted EBITDA margin, free cash flow conversion and shareholder returns and the drivers thereof; the Company’s value creation strategy, including its capital allocation framework; the impact of macroeconomic factors and general market trends; cash usage trends; strategic priorities and initiatives, including the Brink’s Business System; and expected growth from the deployment of DRS and AMS. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, new or increased international tariffs, inflation, recessionary conditions and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; risks associated with the usage of artificial intelligence (“AI”) technologies; our ability to maintain an effective IT infrastructure and safeguard confidential information and risks related to a failure of our IT systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating the use of AI and other similar disruptions; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the impact of foreign tax credit regulations; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2024 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix.

3 Brink’s – Together, We Build Partnerships to Secure Commerce A global leader, transforming with ATM Managed Services (AMS) and Digital Retail Solutions (DRS) Trusted Partner Built over 166 years Premier Global Network 100+ countries Industry Leading Innovator Bridging physical and digital commerce solutions Strong Market Position #1 or #2 in most geographies we serve

4 Brink’s Value Creation Strategy Grow Organically Deliver organic growth by aggressively growing AMS/DRS subscription-based recurring revenue through conversion of existing customers, and penetrating large addressable markets 01 Expand Profit Margins Expand profit margins by shifting revenue to AMS/DRS and driving cost productivity across the network with the Brink’s Business System 02 Improve FCF Conversion Improve free cash flow conversion by expanding profit margins, reducing capital intensity, and shortening the cash cycle 03 Maximize Shareholder Value Maximize shareholder value through accretive capital allocation 04

5 ATM Managed Services – The Next Step in Bank Outsourcing Solving Customer Needs • ~10-20% total cost of ownership savings • Improved network uptime and reliability • Extending lifecycle of existing ATMs While Delivering Benefits to Brink’s • Long-term recurring revenue contracts • Accretive EBITDA margins • Improved working capital

6 Digital Retail Solutions – A Win / Win for Retail Customers Solving Customer Needs • A cash solution as easy as credit/debit • Faster access to working capital • Safety and productivity While Delivering Benefits to Brink’s • Flexible operating model • Expanded customer potential • Accretive EBITDA margins & improved working capital

7 AMS / DRS Expands the Brink’s Addressable Market by 2-3x $28B $8B Traditional Cash Management Market Existing ATM Managed Service Market $28B $8B +2-3x Retailers with >$5,000 cash per month Remaining Bank ATMs are Outsourced All values based on management estimates and market research

8 Network Optimization with Conversion to AMS/DRS Multiple providers driving overlapping routes creates a high cost to serve Optimized routing results in reduction in miles driven and process efficiency

AMS/DRS Delivering Growth and Margin Improvement

($ millions)

Brink's Revenue Mix



10%
13%
16%
21%
24%
25-27%
$359
$530
$743
$1,012
$1,212
2020
2021
2022
2023
2024
2025 Target
AMS/DRS
Cash & Valuables Mgmt
AMS/DRS Percent of Total

Customer Offerings

Cash & Valuables Management

- GDP growth profile
- Strong pricing discipline throughout the organization
- Includes global services – storage and movement of precious metals, bank notes, diamonds and jewelry
- Actively converting customers to AMS / DRS

ATM Managed Services / Digital Retail Solutions

- Higher margin, recurring revenue technology enabled offerings
- Mid-to-high teens organic growth expected over the mid-term
- AMS – accelerating bank ATM outsourcing trends
- DRS – penetration of large, unvended white space across all segments

Mid-term Financial Framework of Mid-to-High Teens Organic Growth in AMS/DRS

BRINKS 9

10 $567 $566 $683 $788 $867 $912 $953 15.4% 15.3% 16.3% 17.4% 17.8% 18.2% 18.6% 2019 2020 2021 2022 2023 2024 2025 Consensus Revenue Mix and Productivity Driving Improved Adj EBITDA and FCF Notes: See detailed reconciliations of non-GAAP to GAAP results included in the appendix of this presentation Adjusted EBITDA Adj. EBITDA Margin Pandemic (Non-GAAP, $ millions) FCF Growing Behind Margin Expansion, Working Capital Improvements and Capex Efficiency $179 $206 $247 $222 $400 $400 $408 32% 36% 36% 28% 46% 44% 43% 2019 2020 2021 2022 2023 2024 2025 Consensus Free Cash Flow & FCF as % of Adj EBITDA Pandemic Increased Mgmnt Focus

11 Executing Against Consistent Capital Allocation Framework (Non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix of this presentation Improved Cash Generation Accelerating Shareholder Returns While Reducing Leverage 40% 52% 61% 2022 2023 2024 Cash Returned to Shareholders as a % of FCF $90 $245 $210 3.2x 2.9x 2.8x 2022 2023 2024 Leverage Ratio 37% 51% 10% 5% 2024 Total Invested Capital as % of FCF Share Repurchase $204 (51%) Dividend $42 (10%) CapEx $147 (37%) M&A $19 (5%) An additional ~$110M in repurchases executed through May 9, 2025 Shareholder Returns $245 (61%)

12 Brink’s Value Creation Strategy Drives Mid-term Financial Framework Grow Organically 01 Expand Profit Margins 02 Improve Free Cash Flow Conversion 03 Maximize Shareholder Value 04 Mid-single-digit total organic growth driven by mid-to- high teens AMS/DRS 30-50bps margin expansion 40-45% free cash flow conversion At least 50% of FCF to shareholder returns mid-term framework mid-term framework mid-term framework mid-term framework

Appendix

14 Cash Remains Resilient Even in Advanced Markets 1. US Federal Reserve 2025 Diary of Consumer Payment Choice – link in appendix 2. European Central Bank – 2024 Study on the Payment Attitudes of Consumers in the Euro area (SPACE) – link in appendix Notes: See detailed reconciliations of non-GAAP to GAAP results included in the appendix of this presentation Proven Track Record of Growth CAGR 2020 - 2024 8% Revenue 13% Adj EBITDA 18% Free Cash Flow 83% of US consumers used cash in last 30 days1 92% of US consumers plan to use cash in the future1 52% of POS payments in Europe were made in cash2 22% of Europeans prefer to pay with cash at POS2 US cash payments have been consistent since 20211 Organic Revenue Growth 7% -0.5% 4% 7% 6% 4% 5% 3% 6% 6% 7% 6% -7% 5% 12% 9% 12% 4% - 6% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 PandemicGreat Recession Target

15 Independent Cash Market Studies US Federal Reserve 2025 Diary of Consumer Payment Choice European Central Bank 2024 Study on the Payment Attitudes of Consumers in the Euro area (SPACE)

16 Second Quarter 2025 Guidance and Full Year 2025 Framework (non-GAAP, $ millions, except EPS) The 2025 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. Full Year 2025 Framework Organic Growth Mid-Single Digits AMS/DRS Organic Growth Mid to High Teens Adjusted EBITDA Margin +30bps - 50bps Free Cash Flow Conversion 40% - 45% Shareholder Returns +50% of FCF Second Quarter 2025 Guidance Total Revenue $1,250 - $1,300 Organic Growth 3% - 6% Total Growth 0% - 3% Adjusted EBITDA $205 - $225 Margin ~16.9% EPS $1.25 - $1.65 • Similar organic growth trajectory as Q1 • Strong AMS/DRS growth • Argentina inflation moderation • Adjusted EBITDA reflects: • Timing of restructuring efforts • Currency mix impacts • Argentina interest income • Full-year outlook affirmed • Strong organic growth across all regions • Outsized growth in AMS/DRS • Margin expansion muted by currency impact – primarily Latin America in the first half • Strong Free Cash Flow expected to allow ample return of capital to shareholders

Non-GAAP Reconciliation (2019 - Q1 2025 Adjusted EBITDA)

Amounts may not add due to rounding

The Brink's Company and subsidiaries
(In millions)

	2019 Full Year	2020 Full Year	2021 Full Year	2022 Full Year	2023 Full Year	2024 Q1	2024 Full Year	2025 Q1
Adjusted EBITDA:								
Net income (loss) attributable to Brink's	$ 29.0	$ 16.0	$ 105.2	$ 170.6	$ 87.7	$ 49.3	$ 162.9	$ 51.6
Interest expense	90.6	96.5	112.2	138.8	203.8	55.8	235.4	57.5
Income tax provision	61.0	56.6	120.3	41.4	139.2	26.2	92.7	15.6
Depreciation and amortization	185.0	206.8	239.5	245.8	275.8	72.4	293.3	70.7
EBITDA	$ 365.6	$ 375.9	$ 577.2	$ 596.6	$ 706.5	$ 203.7	$ 784.3	$ 195.4
Discontinued operations	(0.7)	0.8	(2.1)	2.9	(1.7)	-	(1.1)	-
Reorganization and Restructuring[a]	28.6	65.5	42.8	37.7	16.4	1.4	1.5	0.5
Venezuela operations[a]	0.9	-	-	-	-	-	-	-
Acquisitions and dispositions[a]	56.8	53.0	18.8	30.9	13.0	1.0	2.8	4.5
Argentina highly inflationary impact[a]	12.7	8.8	10.1	42.7	136.6	(0.7)	24.3	5.2
Transformation Initiatives[a]	-	-	-	-	5.5	4.8	28.4	5.1
DOJ/FinCEN investigations[a]	-	-	-	-	-	-	45.7	0.9
Chile antitrust matter[a]	-	-	9.5	1.4	0.5	0.4	1.3	0.2
Non-routine auto loss matter[a]	-	-	-	-	8.0	-	2.0	-
Ship loss matter[a]	-	-	-	4.9	-	-	-	-
Internal loss[a]	20.9	6.9	(21.1)	-	-	-	-	-
Reporting compliance[a]	2.1	0.5	-	-	0.8	-	-	-
Retirement plans[b]	47.3	33.8	29.8	11.0	(9.0)	(1.5)	(8.4)	(1.7)
Change in allowance estimate[a]	-	-	-	15.6	-	-	-	-
Gain on lease termination[f]	(5.2)	-	-	-	-	-	-	-
Income tax rate adjustment[c]	-	-	-	-	-	0.3	-	-
Share-based compensation[d]	35.0	31.3	34.0	48.6	33.0	9.3	36.6	5.7
Marketable securities (gain) loss[e]	2.9	(10.5)	(16.4)	(4.0)	(42.4)	(0.5)	(5.5)	(0.8)
Adjusted EBITDA	$ 566.9	$ 566.0	$ 682.6	$ 788.3	$ 867.2	$ 218.2	$ 911.9	$ 215.0

Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.
Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies. The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.
See "footnote explanations" slide for additional details.

BRINKS 17

18 Non-GAAP Results Reconciled to GAAP Results – Footnote Explanations (a) See “Other Items Not Allocated To Segments”. (b) See "Reconciliations of Non-GAAP to GAAP Measures". (c) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 27.8% for 2025 and was 23.2% for 2024. (d) Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented. (e) Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a gain in 2020, a $4.0 million non-GAAP adjustment for a loss in 2022, a $55.2 million non-GAAP adjustment for a loss in 2023, no non-GAAP adjustment for a gain or loss in the first quarter of 2024, a $1.3 million non-GAAP adjustment for a loss in 2024, and a $1.0 million non-GAAP adjustment for a loss in the first quarter of 2025. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented. (f) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.

19 Non-GAAP Reconciliation (2019 – 2024 Free Cash Flow) Amounts may not add due to rounding (a) Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. See “Non-GAAP Measures and Reconciliation to GAAP Measures” for further information and descriptions of the adjustments. The Brink’s Company and subsidiaries (In millions) Full Year Full Year Full Year Full Year Full Year Full Year 2019 2020 2021 2022 2023 2024 Cash flows provided from (used in) operating activities - GAAP 368.6$ 317.7$ 478.0$ 479.9$ 702.4$ 426.0$ (Increase) decrease in restricted cash held for customers (a) (23.7) (116.3) (60.2) (50.0) (59.5) 42.9 (Increase) decrease in customer obligations (a) (11.4) 6.5 (15.7) (50.0) (66.0) 77.7 G4S intercompany payments - 111.1 2.6 - - - Capital expenditures (164.8) (118.5) (167.9) (182.6) (202.7) (222.5) Proceeds from sale of property, equipment and investments 10.3 5.3 7.7 5.7 18.4 29.2 Proceeds from lessor debt financing - - 2.5 19.4 7.5 46.6 Free cash flow before dividends (a) 179.0$ 205.8$ 247.0$ 222.4$ 400.1$ 399.9$

20 Non-GAAP Reconciliation (2022 – 2024 Net Debt) Amounts may not add due to rounding a) Net Debt is a supplemental non-GAAP financial measure that is not required by or presented in accordance with GAAP. See “Non-GAAP Measures and Reconciliation to GAAP Measures” for further information and descriptions of the adjustments. Included within Net Debt is net cash from our Argentina operations of $104 million at December 31, 2024, $63 million at December 31, 2023 and $58 million at December 31, 2022. The Brink's Company and subsidiaries (In millions) December 31, 2022 2023 2024 Debt: Short-term borrowings 47.2$ 151.7$ 149.3$ Long-term debt 3,355.6 3,379.6 3,746.9 Total Debt 3,402.8 3,531.3 3,896.2 Less: Cash and cash equivalents 972.0 1,176.6 1,395.3 Amounts held by Cash Management Services operations (a) (85.2) (166.2) (81.3) Cash and cash equivalents available for general corporate purposes 886.8 1,010.4 1,314.0 Net Debt (a) 2,516.0$ 2,520.9$ 2,582.2$

21 Other Items Not Allocated to Segments (Unaudited) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Reorganization and Restructuring Costs associated with certain reorganization and restructuring actions are excluded from reported non-GAAP results. These items include primarily severance charges and asset impairment losses. The 2022 Global Restructuring Plan was designed to, among other things, enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions in light of the COVID-19 pandemic. Other restructuring actions were primarily in response to the COVID-19 pandemic and a decision to exit a line of business in our Canada operating unit. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. 2022 Global Restructuring Plan In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. In total, we have recognized $34.2 million in charges under this program. The actions under this program were substantially completed in 2024. We recognized $22.2 million in charges in 2022 under this restructuring, primarily severance costs. The remainder of the total cost was recognized primarily in 2023. Other Restructurings As a result of other restructuring actions, we recognized net charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. We recognized $43.6 million net costs in 2021, primarily severance costs. We recognized $16.6 million of net costs in 2022, primarily severance costs. We recognized $6.6 million of net costs in 2023, primarily severance costs. We recognized $0.7 million of net costs in 2024. We recognized $0.3 million in net costs in the first three months of 2025. The actions were substantially completed in 2024.

22 Other Items Not Allocated to Segments (Unaudited) Acquisitions and dispositions Certain acquisition and disposition items are not part of the Company's operations and revenue generating activities. These items include non-cash amortization expense for acquisition-related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results. These items are described below: 2025 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $14.4 million in the first three months of 2025. • Restructuring costs related to acquisitions were $2.0 million in the first three months of 2025. • Net charges of $0.9 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $0.4 million in integration costs in the first three months of 2025. • Transaction costs related to business acquisitions were $0.5 million in the first three months of 2025. 2024 Acquisitions and Dispositions Items • Amortization expense for acquisition-related intangible assets was $58.3 million in 2024. • Net charges of $2.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $1.1 million in integration costs in 2024. • A net credit of $1.3 million related to the reversal of a retention liability for key PAI employees was recorded in 2024. 2023 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $57.8 million in 2023. • We derecognized a contingent consideration liability related to the NoteMachine business acquisition and recognized a gain of $4.8 million. We also derecognized a contingent consideration liability related to the Touchpoint 21 acquisition and recognized a gain of $1.4 million. • We recognized $4.9 million in charges in Argentina in 2023 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together, "Maco"). • Net charges of $3.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $2.2 million in integration costs, primarily related to PAI, in 2023. • Transaction costs related to business acquisitions were $4.2 million in 2023. • We recognized a $2.0 million loss on the disposition of Russia-based operations in 2023. • Compensation expense related to the retention of key PAI employees was $1.6 million in 2023. 2022 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $52.0 million in 2022. • We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022. • Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022. • Transaction costs related to business acquisitions were $5.6 million in 2022. • Restructuring costs related to acquisitions were $0.2 million in 2022. • Compensation expense related to the retention of key PAI employees was $3.5 million in 2022. 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020. 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil.

23 Other Items Not Allocated to Segments (Unaudited) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. In 2023, we recognized $86.8 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $79.1 million. In 2024, we recognized $35.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $18.4 million. In the first three months of 2025, we recognized $6.3 million in pretax charges in operating profit related to highly inflationary accounting, including currency remeasurement losses of $4.8 million. Highly inflationary adjustments also impact gains and losses on marketable securities due to the change in exchange rates. These non-cash charges are not part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Transformation initiatives During 2023, we initiated a multi-year program intended to accelerate growth and drive margin expansion through transformation of our business model. The program is designed to help us standardize our commercial and operational systems and processes, drive continuous improvement and achieve operational excellence. Accordingly, we incurred $5.5 million of expense in 2023, $28.4 million in 2024, and an additional $5.1 million in the first three months of 2025. The transformation costs primarily include third party professional services and project management charges. These costs relate to a discrete program and are not reflective of our ongoing operating cost structure and are not indicative of our core operating expenses or normal activities. Additionally, management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. DOJ/FinCEN investigations During 2024, we accrued $45.7 million in connection with the DOJ and FinCEN investigations, which was primarily related to cross-border shipments of cash and things of value and anti-money laundering and Bank Secrecy Act compliance. This amount represents an estimate of $42.0 million for the resolutions with the DOJ and FinCEN, as well as $3.7 million of third-party legal costs associated with this matter. In the first three months of 2025, we accrued $0.9 million in connection with the DOJ and FinCEN investigations, which represents third-party legal costs associated with this matter. In the first quarter of 2025, we reached resolutions with both the DOJ and FinCEN. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts and the underlying investigation are such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021 and recognized additional amounts in subsequent years (which were primarily related to changes in currency rates). Overall, these charges related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or "FNE" (the Chilean antitrust agency). The investigation is related to potential anti-competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts, including the estimated loss and associated third-party costs, is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Non-routine auto loss matter In 2023, a Brink’s employee was involved in a motor vehicle accident with unique circumstances that resulted in the death of a third party and, in connection with the ensuing litigation, Brink’s recognized an $10.0 million charge. Due to the unusual nature of the matter, including the unique circumstances of the claim, potential magnitude of remedy, and variation from our ordinary-course litigation strategy, we consider the litigation as separate and distinct from routine legal matters. Management does not believe that similar litigation will likely recur within the next two years, and there have been no similar matters within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

24 Other Items Not Allocated to Segments (Unaudited) Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered extensive damages and losses of cargo. Our cargo did not suffer any damage. However, the ship owner declared a "general average claim," an ancient maritime law principle, to recover losses from customers with undamaged cargo based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the events that led to the charge, a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded this amount when evaluating internal performance. Therefore, it has not been allocated to segment or Corporate results and is excluded from non-GAAP results. Internal loss We recorded charges and gains associated with the impact of actions by a former non-management employee in our U.S. global services operations. The former employee embezzled funds from Brink's and, in an effort to cover up the embezzlement, intentionally misstated the underlying accounts receivable subledger data. We incurred costs to reconstruct the accounts receivable subledger, to reserve for uncollectible receivables and for legal expenses to recover insurance claims. Subsequently, we recognized gains as we collected previously reserved receivables and the insurance claims. In 2019, we incurred $4.5 million in costs (primarily third- party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third-party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million and $1.3 million of legal charges. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries. Both the expenses and the gains related to this matter are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges or gains within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Reporting compliance We incurred certain compliance costs related to the implementation and January 1, 2019, adoption of the new lease accounting standard, primarily third-party costs ($1.8 million in 2019, $0.5 million in 2020, $0.8 million in 2023, and no significant amounts in the other periods presented) and remediation of material weaknesses in internal controls over financial reporting, primarily third-party costs ($0.3 million in 2019 and no such costs in the other periods presented). These third-party costs are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions in determining an appropriate allowance. As many of our regions began to recover from the COVID-19 pandemic, we re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. The charge and credit were not reflective of the Company's operations and revenue generating activities in the periods recorded. Additionally, given the unusual nature of the events that led to the charge (i.e. the COVID-19 pandemic), a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

25 Non-GAAP Measures and Reconciliation to GAAP Measures Non-GAAP measures described below and included in this filing are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliations in the tables below include adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit, are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies. The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years. In addition to the rationale described above, we believe the following non-GAAP metrics are helpful to investors in assessing results of operations consistent with how our management evaluates performance: • Non-GAAP operating profit and Non-GAAP operating profit margin: Non-GAAP operating profit equals GAAP operating profit excluding Other Items not Allocated to Segments. Non-GAAP operating margin equals non- GAAP operating profit divided by revenues. • Non-GAAP income from continuing operations attributable to Brink's: This measure equals GAAP income from continuing operations attributable to Brink's excluding Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. • Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink's and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, unusual adjustments to deferred tax asset valuation allowances, income tax rate adjustment, share-based compensation and marketable securities (gain) loss. • Non-GAAP diluted earnings per share ("EPS") from continuing operations attributable to Brink's common shareholders: This measure equals non-GAAP income from continuing operations attributable to Brink's divided by diluted shares. • Impact of Acquisitions/ Dispositions: This measure represents the impact of acquisitions or dispositions without a full year of reported results in either comparable period. • Currency Effect: This measure consists of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results of changes in foreign currency rates from the prior year period. • Non-GAAP pre-tax income, Non-GAAP income tax and Non-GAAP effective income tax rate: Non-GAAP pre-tax income and non-GAAP income tax equal their GAAP counterparts excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. Non-GAAP effective income tax rate equals non-GAAP income tax divided by non-GAAP pre-tax income. In addition to the rationale described above, we believe the following non-GAAP metrics are helpful in assessing cash flow and financial leverage consistent with how our management evaluates performance: • Free Cash Flow before Dividends: This non-GAAP measure reflects Management’s calculation of cash flows that are available for capital or investing activities such as paying dividends, share repurchases, debt, acquisitions and other investments. The measure is calculated as net cash flows from operating activities, adjusted to exclude certain operating activities related to cash that is not available for corporate purposes, including the impact of cash flows from restricted cash held for customers, as well as cash received and processed in certain of our secure cash management services operations. The resulting amount is further adjusted to include the impact of cash flows related to equipment used to operate our business, including capital expenditures, cash proceeds from sale of property and equipment, as well as proceeds from lessor debt financing. The latter item, which is part of cash flows from financing activities and relates to the subsequent financings of certain capital expenditures, was added to our calculation in the second quarter of 2024 as we believe such cash flows are similar in nature to transactions reported in Investing Activities, which have historically been included in our calculation. Prior amounts were recast to reflect this change. • Net Debt: Net Debt equals total debt less cash and cash equivalents available for general corporate purposes. We exclude from cash and cash equivalents amounts held by our cash management services operations, as such amounts are not considered available for general corporate purposes.

26 Non-GAAP Measures and Reconciliation to GAAP Measures Reconciliations of Non-GAAP to GAAP Measures Non-GAAP measures are reconciled to comparable GAAP measures in the tables below. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.. Most of the reconciling adjustments are described in Other Items Not Allocated to Segments on Slide C. Additional reconciling items include the following: Retirement plans We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non- cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results. Valuation allowance on tax credits As a result of new foreign tax credit regulations, we released a valuation allowance on deferred tax assets and recorded a significant income tax credit in 2022. We then re-established some of the valuation allowance in 2023 primarily related to adjustments to the previous foreign tax credit changes, resulting in a significant incremental income tax expense. In 2024, we released an incremental valuation allowance on deferred tax assets that was otherwise expected to expire and recorded a tax credit. The gains and charges related to major tax law changes that impacted U.S. foreign tax credits. These gains and charges are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results. Change in restricted cash held for customers Restricted cash held for customers is not available for general corporate purposes such as payroll, vendor invoice payments, debt repayment, or capital expenditures. Because the cash is not available to support the Company's operations and revenue generating activities, management excludes the changes in the restricted cash held for customers balance when assessing cash flows from operations. We believe that the exclusion of the change in restricted cash held for customers from non-GAAP operating cash flows is helpful to users of the financial statements as it presents this financial measure consistent with how management assesses this liquidity measure. Change in certain customer obligations The title to cash received and processed in certain of our secure cash management services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and is thus not available for general corporate purposes. Because the cash is not available to support our operations and revenue generating activities, management excludes the changes in this specific cash balance when assessing cash flows from operations. We believe that the exclusion of the change in this cash balance from our non-GAAP operating cash flows measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure.